Exhibit 99.1

ITEM 9.01 (a) - AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Independent Auditor’s Report

To the Board of Directors and

Shareholders of ATRM Holdings, Inc.

We have audited the accompanying combined financial statements of Glenbrook Lumber & Supply, Inc. and EdgeBuilder Wall Panels, Inc. (Minnesota corporations), which comprise the combined balance sheets as of December 31, 2015 and 2014 and the related combined statements of income, changes in shareholders’ equity and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Glenbrook Lumber & Supply, Inc. and EdgeBuilder Wall Panels, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BOULAY PLLP

Minneapolis, Minnesota
September 30, 2016

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GLENBROOK LUMBER & SUPPLY, INC. AND EDGEBUILDER WALL PANELS, INC.

COMBINED BALANCE SHEETS

	December 31,
	2015	2014
ASSETS

Current assets:
Cash	$96,730	$299,167
Restricted cash	30,333	18,085
Accounts receivable, net of allowance for doubtful accounts	2,050,720	1,889,503
Costs and estimated profit in excess of billings	—	47,303
Inventories	890,060	829,560
Derivative instruments	29,722	—
Other current assets	26,603	21,716
Total current assets	3,124,168	3,105,334

Property and equipment, net	434,859	288,540

Total assets	$3,559,027	$3,393,874

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Notes payable to bank	$421,730	$65,336
Trade accounts payable	563,375	394,379
Billings in excess of costs and estimated profit	414,121	488,424
Derivative instruments	—	2,574
Other accrued liabilities	328,412	359,288
Total current liabilities	1,727,638	1,310,001

Commitments and contingencies

Shareholders’ equity:
Common stock	10	10
Additional paid-in capital	139,477	139,477
Retained earnings	1,691,902	1,944,386
Total shareholders’ equity	1,831,389	2,083,873
Total liabilities and shareholders’ equity	$3,559,027	$3,393,874

The accompanying notes are an integral part of the combined financial statements.

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GLENBROOK LUMBER & SUPPLY, INC. AND EDGEBUILDER WALL PANELS, INC.

COMBINED STATEMENTS OF INCOME

	Year ended December 31,
	2015	2014

Net sales:
Retail	$9,225,958	$8,313,667
Contract	4,832,918	4,347,666
Total net sales	14,058,876	12,661,333

Costs and expenses:
Cost of sales	11,492,031	10,020,582
Selling, general and administrative expenses	1,644,200	1,192,426
Total costs and expenses	13,136,231	11,213,008

Operating income	922,645	1,448,325

Other income (expense):
Interest expense	(18,981)	(27,317)
Interest income	—	30,848
Total other income (expense)	(18,981)	3,531

Net income	$903,664	$1,451,856

The accompanying notes are an integral part of the combined financial statements.

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GLENBROOK LUMBER & SUPPLY, INC. AND EDGEBUILDER WALL PANELS, INC.

COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock
	Shares	Amount	Additional Paid- in Capital	Retained Earnings	Total Shareholders’ Equity
Balance, December 31, 2013	2,000	$10	$139,477	$1,476,030	$1,615,517
Distributions to shareholders	—	—	—	(983,500)	(983,500)
Net income	—	—	—	1,451,856	1,451,856
Balance, December 31, 2014	2,000	10	139,477	1,944,386	2,083,873
Distributions to shareholders	—	—	—	(1,156,148)	(1,156,148)
Net income	—	—	—	903,664	903,664
Balance, December 31, 2015	2,000	$10	$139,477	$1,691,902	$1,831,389

The accompanying notes are an integral part of the combined financial statements.

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GLENBROOK LUMBER & SUPPLY, INC. AND EDGEBUILDER WALL PANELS, INC.

COMBINED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$903,664	$1,451,856
Adjustments to reconcile net income to net cash generated by operating activities:
Depreciation expense	76,658	63,094
Change in fair value of derivative instruments	2,430	24,118
Changes in operating assets and liabilities:
Restricted cash	(12,248)	(6,564)
Accounts receivable	(161,217)	446,000
Costs and estimated profit in excess of billings	47,303	(47,303)
Inventories	(60,500)	(298,222)
Derivative instruments	(34,726)	(23,370)
Other current assets	(4,887)	(11,758)
Trade accounts payable	168,996	(25,139)
Billings in excess of costs and estimated profit	(74,303)	37,162
Other accrued liabilities	(30,876)	56,500
Net cash generated by operating activities	820,294	1,666,374

Cash flows from investing activities:
Purchase of property and equipment	(222,977)	(121,402)
Net cash used in investing activities	(222,977)	(121,402)

Cash flows from financing activities:
Proceeds from revolving line of credit	8,469,000	9,659,139
Cash overdraft	—	(136,527)
Principal payments on revolving line of credit	(8,112,606)	(9,912,877)
Principal payments on long-term debt	—	(502,963)
Distributions to shareholders	(1,156,148)	(352,577)
Net cash used by financing activities	(799,754)	(1,245,805)

Net increase (decrease) in cash	(202,437)	299,167

Cash at beginning of period	299,167	-

Cash at end of period	$96,730	$299,167

Supplemental cash flow information:
Cash paid for interest expense	$18,981	$27,317

Supplemental disclosure of non-cash investing and financing activities:
Notes receivable distributed to shareholders	$—	$630,923

The accompanying notes are an integral part of the combined financial statements.

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GLENBROOK LUMBER & SUPPLY, INC. AND EDGEBUILDER WALL PANELS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

1.	BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

The combined financial statements include the accounts of Glenbrook Lumber & Supply, Inc., a Minnesota Corporation (“Glenbrook”), and its affiliate EdgeBuilder Wall Panels, Inc., a Minnesota Corporation (“EdgeBuilder”). Glenbrook and EdgeBuilder are hereafter collectively referred to as “the Company”. Glenbrook and Edgebuilder are under common control. All inter-entity balances and transactions have been eliminated upon combination.

Glenbrook is a retail supplier of lumber, windows, doors, cabinets, drywall, roofing, decking and other building materials and conducts its operations in Oakdale, Minnesota. EdgeBuilder is a manufacturer of structural wall panels, foundations and other engineered wood products and conducts its operations in Prescott, Wisconsin.

2.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates: The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Significant estimates include those related to revenue recognition (including estimates of costs and profit under the percentage of completion method of accounting), allowance for doubtful accounts, valuation of inventories and derivative instruments, asset lives used in computing depreciation, the Company’s determination of variable interest entities, and warranty expense accruals. Such estimates require significant judgment. At the time they are made, such estimates are believed to be reasonable when considered in conjunction with the combined financial position and results of operations taken as a whole. However, actual results could differ from those estimates and such differences may be material to the combined financial statements.

Cash: The Company maintains its cash in bank deposit accounts at high credit quality financial institutions. At times, bank balances may exceed the insurance limits of the Federal Deposit Insurance Corporation.

Restricted Cash: The Company is required to maintain a cash balance with its broker for initial and maintenance margins on derivative contracts, as discussed below. Changes in the market value of contracts may increase these requirements. As the derivative contracts expire, the margin requirements also expire. Accordingly, the Company records the required cash maintained with the broker in the margin account as restricted cash.

Accounts Receivable and Allowance for Doubtful Accounts: The Company’s customers include retail customers, home builders and general contractors. The Company generally grants credit without collateral to qualified customers and retains lien rights if deemed appropriate. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts reflects the Company’s best estimate of losses that may result from uncollectable accounts receivable. The allowance is determined based on an analysis of individual accounts and an evaluation of the collectability of accounts receivable in the aggregate based on factors such as the aging of receivable amounts, customer concentrations, historical experience, and current economic trends and conditions. Account balances are charged off against the allowance when it is determined that the receivable will not likely be recovered. Accounts receivable may include amounts billed to customers that are subject to construction contract retainage provisions. The Company has no retainage receivables at December 31, 2015 and 2014.

Inventories: Inventories are valued at the lower of weighted average cost or market, with cost determined on a first-in, first-out basis.

Derivative Instruments: The Company occasionally enters into lumber derivatives contracts in order to protect its gross profit margins from fluctuations caused by volatility in lumber prices. The Company records such derivatives contracts in its combined balance sheets at fair value. The change in fair value of such derivatives contracts is recorded as a component of cost of goods sold.

Fair Value Measurements: The Company measures fair value for financial reporting purposes based on a framework that prioritizes the inputs used to measure fair value for three broad categories of financial assets and liabilities as follows:

●	Level 1 inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

●	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 inputs are unobservable inputs for the asset or liability and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

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The carrying value of accounts receivable, costs and estimated profit in excess of billings, other current assets, trade accounts payable, billings in excess of costs and estimated profit and other accrued liabilities approximate fair value at December 31, 2015 and 2014 due to the short maturities of these instruments.

Property and Equipment: Property and equipment are recorded at cost. Depreciation is computed using the straight line method over the estimated useful lives of the assets. Estimated useful lives are as follows: leasehold improvements – lower of estimated life or remaining lease term; office equipment – 3 to 7 years; machinery and equipment - 3 to 11 years; vehicles and trailers – 5 to 7 years. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is recorded. Maintenance and repairs are expensed as incurred and major improvements are capitalized.

Impairment of Long-Lived Assets: The Company reviews its long-lived assets for impairment whenever an event or change in circumstances indicates that the carrying value of an asset may not be recoverable. If such an event or change in circumstances occurs and potential impairment is indicated because the carrying values exceed the estimated future undiscounted cash flows, the impairment loss would be measured as the amount by which the carrying value of the asset exceeds its fair value. There were no impairment charges recorded in the years ended December 31, 2015 or 2014.

Revenue Recognition: Retail sales are recognized at the point of sale. Sales made pursuant to commercial construction contracts are recognized using the percentage of completion method. Percentage of completion is determined using the cost-to-cost method with cost determined based on costs incurred to date related to the contract. Sales tax billed to customers is excluded from revenue. Transportation and freight billed to customers is recorded as revenue and the related costs are included in cost of sales. The current asset “Costs and estimated profit in excess of billings” represents revenues recognized in excess of amounts billed and the current liability “Billings in excess of costs and estimated profit” represents billings in excess of revenues recognized. Application of the cost-to-cost percentage of completion method of accounting requires the use of estimates of costs to be incurred in completing the Company’s obligations under a contract. The cost estimating process is based on the knowledge and experience of management and involves making significant judgments. Changes in contract performance, change orders, estimated profitability, final contract settlements and other factors may result in changes to estimated and actual costs and profit. The effects of such changes are recognized in the period in which the revisions are determined.

Warranty Costs: The Company provides a twenty-five year limited warranty on the sale of its wood foundation products that covers leaks resulting from defects in workmanship. Estimated warranty costs are accrued in the period that the related revenue is recognized.

Income Taxes: The Company, with the consent of its shareholders, elected under the Internal Revenue Code and comparable state laws to be an S corporation. Since shareholders of an S corporation are taxed on the proportionate share of taxable income, an S corporation is generally not subject to either federal or state income taxes at the corporate level. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements. Primarily due to the Company’s tax status, the Company does not have any significant tax uncertainties that would require recognition or disclosure. For years before 2013 the Company is no longer subject to U.S. federal or state income tax examination.

Subsequent Events: The Company has evaluated subsequent events through September 30, 2016, the date which the combined financial statements were available to be issued.

3.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which provides guidance for accounting for leases. The new guidance requires companies to recognize the assets and liabilities for the rights and obligations created by leased assets, initially measured at the present value of the lease payments. The accounting guidance for lessors is largely unchanged. The ASU is effective for annual and interim periods beginning after December 15, 2019 with early adoption permitted. It is to be adopted using a modified retrospective approach. The Company is currently evaluating the impact that the adoption of this guidance will have on the Company’s combined financial statements.

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In July 2015, the FASB issued ASU No. 2015-11, which amended Inventory (Topic 330) Related to Simplifying the Measurement of Inventory of the Accounting Standards Codification. The amended guidance applies to all inventory except that which is measured using last-in, first-out (LIFO) or the retail inventory method. Inventory measured using first-in, first-out (FIFO) or average cost is included in the new amendments. Inventory within the scope of the new guidance should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using LIFO or the retail inventory method. The amendments in this update are effective for fiscal years beginning after December 15, 2016. The new guidance should be applied prospectively, and earlier application is permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of the standard on the combined financial statements.

In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs, which amended Interest – Imputation of Interest of the Accounting Standards Codification. The amended guidance will require that debt issuance costs related to a recognized debt liability, which are currently presented as deferred charges (assets), be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this update. The amendments will be effective for fiscal years beginning after December 15, 2015, with early adoption permitted for financial statements that have not been previously issued. The Company does not expect this amendment to have a material effect on its combined financial statements.

In May 2014 and amended in August 2015, the FASB issued ASU No. 2014-09 which amended the Revenue from Contracts with Customers (Topic 606) of the Accounting Standards Codification. The core principle of the new guidance is that an entity should recognize revenue to reflect the transfer of goods and services to customers in an amount equal to the consideration the entity receives or expects to receive. The guidance will be effective for the Company for annual periods beginning after December 15, 2018, and interim periods within annual reporting periods beginning after December 15, 2019. The Company will apply the guidance using a full retrospective approach. The Company is currently evaluating the impact on its combined financial statements.

4.	ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following at:

	December 31,
	2015	2014
Accounts receivable and contract billings	$2,064,259	$1,904,086
Allowance for doubtful accounts	(13,539)	(14,583)
Accounts receivable, net	$2,050,720	$1,889,503

5.	INVENTORIES

Inventories are comprised of lumber and other building materials and amounted to $890,060 and $829,560 at December 31, 2015 and 2014, respectively.

6.	DERIVATIVE INSTRUMENTS

The Company occasionally enters into lumber derivatives contracts in order to protect its gross profit margins from fluctuations caused by volatility in lumber prices. At December 31, 2015, the Company had a net long (buying) position of 1,540,000 board feet under 38 lumber derivatives contracts with a fair value of $29,722 and is included in current assets. At December 31, 2014, the Company had a net short (selling) position of 1,650,000 board feet under 15 lumber derivative contracts with a fair value of ($2,574) and is included in current liabilities.

The Company had restricted cash on deposit with the broker totaling $30,333 and $18,085 at December 31, 2015 and 2014, respectively.

Gains (losses) from derivative instruments, none of which are designated as hedging instruments, are recorded in cost of goods sold in the Company’s statements of operations and included the following at:

	Year Ended December 31,
	2015	2014
Realized losses, net	$(34,726)	$(23,370)
Unrealized gains (losses), net	32,296	(748)
Total	$(2,430)	$(24,118)

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7.	FAIR VALUE MEASUREMENTS

Financial assets (liabilities) reported at fair value on a recurring basis are comprised of the following at:

	December 31,
	2015	2014
Level 1 (Lumber derivative contracts)	$29,722	$(2,574)
Level 2	—	—
Level 3	—	—
Total	$29,722	$(2,574)

7.	PROPERTY AND EQUIPMENT

Property and equipment is comprised of the following at:

	December 31,
	2015	2014
Leasehold improvements	$174,739	$174,739
Office furniture and equipment	157,208	111,972
Machinery and equipment	539,066	420,174
Vehicles and transportation equipment	488,793	444,140
Sub-total	1,359,806	1,151,025
Less - accumulated depreciation and amortization	(924,947)	(862,485)
Property and equipment, net	$434,859	$288,540

Depreciation expense amounted to $76,658 and $63,094 in the years ended December 31, 2015 and 2014, respectively.

8.	NOTES PAYABLE TO BANK

Glenbrook and EdgeBuilder each have a revolving line of credit agreement with a bank. Each of the agreements provides for borrowings up to $1.75 million, subject to borrowing base limitations, and bear interest at the prime rate plus 1.25% (the prime rate was 3.50% and 3.25% at December 31, 2015 and 2014, respectively) with a minimum interest rate of 4.25%. The interest rate in effect at December 31, 2015 and 2014 was 4.75% and 4.50%, respectively. Total combined borrowings under the agreements amounted to $421,730 and $65,336 at December 31, 2015 and 2014, respectively. The agreements are collateralized by substantially all of the Company’s assets, are personally guaranteed by its shareholders and provide for certain non-financial covenants. The Company was not in compliance with certain of these covenants at December 31, 2015 and 2014 and received written waivers of the non-compliance from the bank.

9.	UNCOMPLETED CONSTRUCTION CONTRACTS

The status of uncompleted construction contracts is as follows at:

	December 31,
	2015	2014
Costs incurred on uncompleted contracts	$465,069	$881,686
Estimated profit	127,867	202,856
Sub-total	592,936	1,084,542
Less billings to date	(1,007,057)	(1,525,663)
Total	$(414,121)	$(441,121)

Included in the following balance sheet captions:
Costs and estimated profit in excess of billings	$—	$47,303
Billings in excess of costs and estimated profit	(414,121)	(488,424)
Total	$(414,121)	$(441,121)

The Company had approximately $1.9 million of work under contract remaining to be recognized at December 31, 2015.

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10	OTHER ACCRUED LIABILITIES

Other accrued liabilities are comprised of the following at:

	December 31,
	2015	2014

Accrued sales taxes	$172,339	$211,066
Accrued compensation	112,512	101,907
Accrued warranty costs	43,561	46,305
Other	—	10
Total other accrued liabilities	$328,412	$359,288

The following table summarizes product warranty expense accruals and settlements for the years ended December 31, 2015 and 2014:

Year ended	Accrual balance at beginning of year	Accruals for warranties	Settlements made	Accrual balance at end of year
December 31, 2015	$46,305	$3,259	$(6,003)	$43,561
December 31, 2014	46,048	4,459	(4,202)	46,305

11.	OPERATING LEASES AND RELATED PARTY TRANSACTIONS

The Company leases its office, warehouse, and manufacturing facilities over terms of three to twenty years. As described below, all of these leases are with related parties. The Company is obligated to pay costs of insurance, taxes, repairs and maintenance, and property taxes pursuant to the terms of these leases.

As of December 31, 2015, future minimum annual lease payments to related parties under operating leases were as follows:

Operating Leases
2016	$250,298
2017	262,045
2018	221,912
2019	221,912
2020	221,912
Thereafter	997,114
Total minimum lease payments	$2,175,193

Rent expense, representing amounts paid to related parties, amounted to $227,829 and $189,255 in 2015 and 2014, respectively.

Glenbrook leases its office and warehouse facilities from two partnerships in which Glenbrook shareholders are partners. The leases are for terms of 36 months and 240 months. The leases are classified as operating leases and provide for a total minimum annual rental of $89,340, subject to adjustments tied to the Consumer Price Index.

EdgeBuilder leases its office, warehouse, and manufacturing facilities from a partnership in which EdgeBuilder shareholders are partners. The lease has a term of 240 months and provides for a total minimum annual rental of $138,492, subject to adjustments tied to the Consumer Price Index.

The Company has concluded that these partnerships are not variable interest entities in which the Company holds variable interests.

12.	EMPLOYEE SAVINGS 401(k) PLAN

The Company maintains a 401(k) employee savings plan. The Company did not contribute to the plan in 2015 or 2014.

13.	COMMON STOCK

Glenbrook’s common stock consists of 100,000 shares of authorized no par value common stock. At December 31, 2015 and 2014 there were 1,000 shares issued and outstanding.

EdgeBuilder’s common stock consists of 1,000 shares of $.01 par value common stock at December 31, 2015 and 2014.

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